   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1999

                                                      REGISTRATION NO. 333-
          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-62921
           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-4136
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      AND
                           POST EFFECTIVE AMENDMENTS
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

THE SEAGRAM COMPANY LTD. --
LA COMPAGNIE SEAGRAM LTEE                         JOSEPH E. SEAGRAM & SONS, INC.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)


                    CANADA                                        INDIANA
       (STATE OR OTHER JURISDICTION OF                (STATE OR OTHER JURISDICTION OF
        INCORPORATION OR ORGANIZATION)                 INCORPORATION OR ORGANIZATION)
                     NONE                                        13-1285240
     (I.R.S. EMPLOYER IDENTIFICATION NO.)         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
               1430 PEEL STREET                               375 PARK AVENUE
       MONTREAL, QUEBEC, CANADA H3A 1S9                   NEW YORK, NEW YORK 10152
                (514) 849-5271                                 (212) 572-7000

(ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA CODES, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                             ROBERT W. MATSCHULLAT
                         JOSEPH E. SEAGRAM & SONS, INC.
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 572-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANTS' AGENT FOR SERVICE AND AUTHORIZED REPRESENTATIVE OF THE SEAGRAM
                       COMPANY LTD. IN THE UNITED STATES)
                                   COPIES TO:

         GEORGE R. KROUSE, JR., ESQ.                   ROBERT E. BUCKHOLZ, JR., ESQ.
             SARAH E. COGAN, ESQ.                           SULLIVAN & CROMWELL
          SIMPSON THACHER & BARTLETT                          125 BROAD STREET
             425 LEXINGTON AVENUE                         NEW YORK, NEW YORK 10004
        NEW YORK, NEW YORK 10017-3909

                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                           -------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                           -------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                                          PROPOSED
                                                      PROPOSED             MAXIMUM
                                                       MAXIMUM            AGGREGATE           AMOUNT OF
  TITLE OF EACH CLASS OF        AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
SECURITIES TO BE REGISTERED      REGISTERED          PER UNIT(E)         PRICE(F)(G)           Fee(f)
-----------------------------------------------------------------------------------------------------------
Debt Securities(a).........      $1,500,000,000
Class A Preferred
  Stock(b).................          10,000,000
Warrants(c)................          10,000,000
Guarantees.................          (d)                                                         (d)
Total......................      $1,520,000,000                          $1,520,000,000         $361,400(f)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(a) Subject to note (f) below, Joseph E. Seagram & Sons, Inc. is registering hereunder up to an aggregate initial offering price of $1,500,000,000 of Debt Securities as may be sold from time to time, including sales upon the exercise of Warrants.

(b) Subject to note (f) below, Joseph E. Seagram & Sons, Inc. is registering hereunder up to an aggregate initial offering price of $10,000,000 of Class A Preferred Stock as may be sold from time to time, including sales upon the exercise of Warrants.

(c) Subject to note (f) below, Joseph E. Seagram & Sons, Inc. is registering hereunder up to an aggregate initial offering price of $10,000,000 of Warrants as may be sold from time to time, representing rights to purchase Debt Securities or Class A Preferred Stock.

(d) No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to Guarantees by The Seagram Company Ltd. of the securities registered hereunder.

(e) The proposed maximum offering price per unit will be determined from time to time by Joseph E. Seagram & Sons, Inc. in connection with its issuance of the securities registered hereunder.

(f) In U.S. dollars or the equivalent thereof in foreign currency denominated securities or composite currency. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Registrants previously registered $200,000,000 aggregate principal amount of Debt Securities and Guarantees on Form S-3, Registration Statement No. 333-62921, and $10,000,000 aggregate principal amount of Class A Preferred Stock, $10,000,000 aggregate principal amount of Warrants and Guarantees on Form S-3, Registration Statement No. 333-4136. Any securities registered hereunder may be sold separately or as units with other securities.

(g) Exclusive of accrued interest, distributions and dividends, if any.

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.
                           -------------------------

    Pursuant to Rule 429 under the Securities Act, upon effectiveness this Registration Statement will contain a combined prospectus that also relates to $200,000,000 aggregate amount of securities registered on Form S-3, Registration Statement No. 333-62921, which was declared effective on October 30, 1998, and to $20,000,000 aggregate amount of securities registered on Form S-3, Registration Statement No. 333-4136, which was declared effective on September 6, 1996. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-62921 and Post-Effective Amendment No. 2 to Registration Statement No. 333-4136.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION DATED SEPTEMBER 2, 1999

                                 [SEAGRAM LOGO]

                                 $1,520,000,000

                         JOSEPH E. SEAGRAM & SONS, INC.
                                DEBT SECURITIES
                            CLASS A PREFERRED STOCK
                                    WARRANTS

                            THE SEAGRAM COMPANY LTD.
                                   GUARANTEES
                           -------------------------

Joseph E. Seagram & Sons, Inc. will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read carefully this prospectus and the prospectus supplement, together with additional information described under the heading "Additional Information" beginning on page 2, before you invest.

These securities will be fully and unconditionally guaranteed by The Seagram Company Ltd. The specific terms of the guarantees, which may be subordinated to certain liabilities and obligations of The Seagram Company Ltd., are set forth in the prospectus supplement.

These securities have not been approved by the SEC or any state securities commission, nor have those organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           -------------------------

                 This prospectus is dated              , 1999.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, from time to time Joseph E. Seagram & Sons, Inc. may sell debt securities, Class A Preferred Stock and Warrants, which will be guaranteed by The Seagram Company Ltd., in one or more offerings up to $1,520,000,000.

     You should rely only on the information provided in this prospectus and in the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information or to make representations other than those contained in this prospectus and in the prospectus supplement. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus and in the prospectus supplement. We are not making an offer to sell or soliciting an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information in this prospectus is accurate at any date other than the date indicated on the cover page of the prospectus.

     "Seagram" refers to Joseph E. Seagram & Sons, Inc.; "the Guarantor" refers to The Seagram Company Ltd. Any reference to "we", "us" or "our" is a collective reference to Seagram and the Guarantor.

                             ADDITIONAL INFORMATION

     The Guarantor files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information filed by the Guarantor at the SEC's Public Reference Rooms at:

     - 450 Fifth Street, NW, Washington, D.C. 20549;

     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

     - Seven World Trade Center, New York, New York 10048.

     You may also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's Public Reference Rooms. The Guarantor's SEC filings are also available on the SEC's Internet site (http://www.sec.gov).

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, covering the securities described in this prospectus. For further information with respect to us and those securities, you should refer to our registration statement and its exhibits. We have summarized certain key provisions of contracts and other documents that we refer to in this prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of the document. We have included copies of these documents as exhibits to our registration statement.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that the Guarantor filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that the Guarantor files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

     - The Guarantor's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended;

     - The Guarantor's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1998, December 31, 1998 and March 31, 1999;

     - The Guarantor's Current Reports on Form 8-K dated July 20, 1998, August 4, 1998, August 25, 1998, as amended, September 1, 1998, as amended, November 10, 1998, November 16, 1998, November 24, 1998, December 6, 1998, December 9, 1998, December 10, 1998, as amended, December 14, 1998, April 7, 1999, April 9, 1999 and May 13, 1999.

     You may request a copy of the Guarantor's filings (other than exhibits) at no cost, by writing or telephoning the Guarantor at 1430 Peel Street, Montreal, Quebec, H3A 1S9 (telephone 514-849-5271), attention: Shareholder Services.

                           THE GUARANTOR AND SEAGRAM

     The Seagram Company Ltd., headquartered in Montreal, operates in four global business segments: Music, Filmed Entertainment, Recreation and Other, and Spirits and Wine. The music business is conducted through Universal Music Group
(UMG), which is the largest recorded music company in the world. UMG produces and distributes recorded music throughout the world in all major genres, and is engaged in music publishing. The filmed entertainment and recreation and other businesses are conducted through Universal Studios Group. Our filmed entertainment business produces and distributes motion picture, television and home video products worldwide; operates and has ownership in a number of international cable channels; and engages in the licensing of merchandising rights and film property rights. The recreation and other business operates theme parks and retail stores. It also develops entertainment software. The spirits and wine business segment is engaged principally in the production and marketing of distilled spirits, wines, coolers, beers and mixers in more than 190 countries and territories.

     Seagram is a wholly-owned subsidiary of the Guarantor and is the Guarantor's principal U.S. spirits and wine subsidiary.

     The principal executive offices of the Guarantor are located at 1430 Peel Street, Montreal, Quebec, Canada H3A 1S9 (telephone 514-849-5271). Seagram's principal executive offices are located at 375 Park Avenue, New York, New York 10152 (telephone 212-572-7000).

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. These may include:

     - repayment of other debt

     - capital expenditures

     - financing of acquisitions

     - any other purposes that may be stated in the prospectus supplement.

     We expect to engage in additional financings on a recurring basis. The character and amount of financings will be determined as the need arises.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                    FIVE-MONTH                                NINE
                                                                    TRANSITION                               MONTHS
                                               FISCAL YEARS ENDED     PERIOD       FISCAL       FISCAL        ENDED
                                                  JANUARY 31,         ENDED      YEAR ENDED   YEAR ENDED    MARCH 31,
                                               ------------------    JUNE 30,     JUNE 30,     JUNE 30,    -----------
                                               1994   1995   1996      1996         1997         1998      1998   1999
                                               ----   ----   ----   ----------   ----------   ----------   ----   ----
GUARANTOR
Ratio of earnings to fixed charges...........  1.93   1.69   1.73      1.21         3.21         5.10      5.88   (a)
Pro forma ratio of earnings to fixed
  charges(b).................................   --     --     --         --           --         2.28       --     (c)

SEAGRAM
Ratio of earnings to fixed charges...........  2.03   1.94   1.52       (d)         1.71         1.10      1.34   1.09

-------------------------

(a) Fixed charges exceeded earnings by $430 million for the nine month period ended March 31, 1999.

(b) The pro forma information illustrates the effect of the disposition of Tropicana Products, Inc., the acquisition of PolyGram N.V. and certain related transactions.

(c) Pro forma fixed charges exceeded pro forma earnings by $124 million for the nine month period ended March 31, 1999.

(d) Fixed charges exceeded earnings by $37 million for the transition period ended June 30, 1996.

     For these ratios, "earnings" was determined by adding "fixed charges" (excluding capitalized interest) and minority interest in net income to income from continuing operations after eliminating equity in undistributed earnings. "Fixed charges" consists of interest on all indebtedness (including capitalized interest), amortization of debt discount and expenses and an interest factor attributable to rentals.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities may consist of debentures, notes or other unsecured obligations of Seagram. The debt securities will be guaranteed by the Guarantor and will be issued under an indenture dated as of September 15, 1991 among Seagram, the Guarantor and The Bank of New York, as trustee. The indenture has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus forms a part.

     The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms that are in the prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of the debt securities described in the prospectus supplement. You may obtain copies of the indenture from Seagram or the trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

GENERAL

     Seagram may issue debt securities in one or more series, with different terms (Section 301).

     Debt securities of a series may be issuable in registered form without coupons, in bearer form with or without coupons attached or in the form of one or more global securities (Sections 201, 204 and 301). Bearer securities, subject to certain exceptions, will not be offered or sold to persons who are within the United States or to U.S. persons.

     Federal income tax consequences and other special considerations applicable to any debt securities issued by Seagram at a discount will be described in the prospectus supplement.

     The prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     - the title, total principal amount and denominations of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - whether debt securities are registered or bearer securities or both, and how any bearer securities may be exchanged or registered;

     - the maturity date(s);

     - the interest rate or method of computing the interest rate and the date(s) from which any interest will accrue;

     - the interest payment dates or how the date(s) will be determined, and the regular record dates;

     - the location where payment on the debt securities will be made;

     - the location where debt securities may be transferred or exchanged;

     - any seniority or subordination of the debt securities or Guarantees to other obligations of Seagram or the Guarantor;

     - the terms and conditions on which the debt securities can be redeemed;

     - sinking fund or similar provisions;

     - the portion of the principal amount of the debt securities payable on acceleration of maturity;

     - whether any payments under the Guarantees are net of taxes or other governmental charges;

     - if other than in U.S. dollars, the currency or currency unit in which payment will be made;

     - terms and conditions concerning election by Seagram or a holder for payments to be made in currencies or currency units other than the stated currency or currency unit;

     - any index used to determine payments on the debt securities and whether the index is in a currency other than the stated currency of the debt securities, and how those payments are calculated;

     - whether negative pledge or defeasance provisions apply to the debt securities;

     - any payment of additional amounts for taxes and any provision for redemption, if Seagram has to comply with reporting requirements for any debt securities or if Seagram has to pay those additional amounts;

     - whether debt securities are temporary or definitive permanent global securities and the name of the depositary;

     - how any interest issued on a temporary global security will be credited;

     - how and under what circumstances an interest in any temporary global security may be exchanged for interests in a definitive permanent global security or definitive debt securities;

     - terms and conditions on which the debt securities may be exchanged into other securities (including securities of other issuers);

     - information about book-entry procedures; and

     - any other specific terms of the debt securities (Section 301).

     Some of the debt securities may be issued as discounted securities to be sold at a substantial discount below their stated principal amount. Upon redemption or acceleration of the maturity of discounted securities, an amount less than the principal will become due and payable. Federal income tax consequences and other special considerations applicable to any discounted securities will be described in the prospectus supplement.

DEBT GUARANTEES

     The Guarantor will guarantee the payment of principal, premium, if any, and interest, if any, on the debt securities and the payment of mandatory sinking fund payments, if any (Section 1301).

COVENANTS

     Negative Pledge. We will say in the prospectus supplement whether the negative pledge covenant applies to the debt securities being offered. If it does, then the Guarantor will not create or permit any lien on any of its property unless the Guarantees are directly secured by such lien equally and ratably with (or prior to) all other secured indebtedness secured by such lien. This restriction does not prevent:

     - liens that existed on property when the Guarantor acquired it, if the property was acquired by the Guarantor after September 15, 1991;

     - liens on property acquired or constructed by the Guarantor after September 15, 1991 to secure all or a portion of the price of that acquisition or construction;

     - extensions, renewals or replacements of the liens referred to above; and

     - any other lien which does not cause the sum of the Guarantor's outstanding indebtedness secured or evidenced by liens, other than those referred to above and those which equally and ratably secure the Guarantees, to exceed 15% of the consolidated net worth of the Guarantor and its subsidiaries (Section 1006).

     Consolidation, Mergers and Sales of Assets. Neither the Guarantor nor Seagram will consolidate, amalgamate or merge with, or convey, transfer or lease all or substantially all its assets to any person, unless:

     - the successor corporation is a U.S. corporation or, in the case of the Guarantor only, is a Canadian corporation, and assumes the obligations evidenced by the securities or Guarantees;

     - immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

     - certain other conditions are met (Section 801).

MODIFICATION OF THE INDENTURE

     The Guarantor, Seagram and the trustee may, with the consent of the holders of at least 50% in aggregate principal amount of the debt securities of a series, modify the indenture or the rights of the holders of the securities of that series (Section 902).

     However, no modification may, without the consent of the holder of each debt security so affected:

     - change the stated maturity of those debt securities;

     - reduce the rate of payment of interest on those debt securities;

     - reduce the principal amount of those debt securities or the premium, if any, on those debt securities;

     - change any obligation of Seagram to pay additional amounts;

     - reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

     - change the place of payment where principal and interest are payable;

     - change the currency or currency unit in which those debt securities are payable;

     - impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

     - reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver;

     - reduce or postpone any sinking fund or similar provision; or

     - adversely modify the terms and conditions of the Guarantees (Section
       902).

EVENTS OF DEFAULTS

     The indenture provides that the events of default for any series of debt securities will be:

     - failure to pay principal or premium, if any (or to make a mandatory sinking fund payment, if any), on any debt security of that series when due;

     - failure to pay any interest within 30 days of the date when due;

     - failure to perform for 90 days after notice any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of other series of debt securities); and

     - certain events of bankruptcy, insolvency or reorganization (Section 501).

     If an event of default for debt securities of a series occurs and is continuing, either the trustee or the holders of 25% in principal amount of outstanding debt securities of that series may declare the debt securities of that series due and payable (Section 502). The Guarantor and Seagram are each required to certify annually to the trustee that Seagram has fulfilled its obligations under the indenture during the preceding year (Section 1004).

     An event of default for one series of debt securities may not be an event of default for any other series of debt securities.

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indenture and to waive past defaults regarding that series (Sections 502 and 513). The trustee generally will not be required to act at the request of holders, unless the holders offer the trustee reasonable security or indemnity (Section 603).

     If an event of default occurs and is continuing, the trustee may use any sums that it holds under the indenture for compensation due, as agreed by Seagram and the trustee, and for reasonable expenses incurred, prior to paying the holders of debt securities (Section 506).

     Before any holder of debt securities may sue Seagram for an event of default, other than for payment on that holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must have requested the trustee to take action and waited 60 days for the trustee to act. If the trustee sues, holders may not do so. (Sections 507 and 508).

     A judgment for money damages by a U.S. court will ordinarily be paid only in U.S. dollars. In New York, a judgment in a foreign currency will be converted into U.S. dollars at the exchange rate in effect at the time of the judgment.

DEFEASANCE

     If Seagram has deposited with the trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of a series when due, then:

     - Seagram will be deemed to have paid and satisfied its obligations on all outstanding debt securities of that series, which is known as "satisfaction and discharge" (Section 401); or

     - if the terms of the debt securities so provide and certain other conditions are met, Seagram will no longer be required to comply with any indenture covenants for the benefit of that series, other than to pay when due the principal of, premium, if any, and interest on the debt securities, which is known as "covenant defeasance" (Section 1008).

When there is a satisfaction and discharge:

     - the indenture will no longer govern the debt securities of that series;

     - the Guarantor and Seagram will no longer be liable for payment; and

     - the holders of those debt securities will be entitled only to the deposited funds.

When there is a covenant defeasance, the Guarantor and Seagram will continue to be obligated to make payments when due if the deposited funds are not sufficient. If there is covenant defeasance and acceleration of the debt securities occurs, the amounts put in trust by Seagram for defeasance could be less than the principal and interest due on those debt securities.

CONCERNING THE TRUSTEE

     The Guarantor and Seagram have had and may continue to have banking relationships with the trustee in the ordinary course of business.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The debt securities of a series will be issuable as registered securities, bearer securities or both. Debt securities of a series may be issuable in the form of one or more global securities. Unless the prospectus supplement states otherwise:

     - registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 or multiples thereof;

     - bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached; and

     - a global security will be issued in a denomination equal to the aggregate principal amount of outstanding securities of the series represented by such global security (Sections 204 and 302).

     In connection with its sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the U.S. Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer security will be mailed or otherwise delivered to any location in the United States. Any such bearer security, other than a temporary global security in bearer form, may be delivered only if the person entitled to receive that bearer security certifies that:

     - the bearer security is not being acquired by or on behalf of a U.S. person or a resident of Canada; or

     - if a beneficial interest in the bearer security is being acquired by or on behalf of a U.S. person, certification must be made that the U.S. person is a person described in Section 1.163-5(c)(2)(i)(D)(6) of the Treasury regulations or is a financial institution who has purchased such bearer security for resale during the restricted period and who certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a U.S. person or a resident of Canada or to a person within the United States or its possessions or Canada (Section 303).

     You may exchange registered securities of any series for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, at your option, you may exchange bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of that series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless the prospectus supplement states otherwise, any bearer security surrendered in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to that date for payment of interest. Interest will not be payable in respect of the registered security issued in exchange for that bearer security, but will be payable only to the holder of that coupon when due. Except as provided in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

     Registered securities, other than a global security, may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by Seagram without service charge and upon payment of any taxes and other governmental charges. The security registrar or transfer agent must be satisfied with the documents of title and identity of the person making the request. Seagram initially appointed the trustee as security registrar under the indenture.

     If Seagram redeems a series of debt securities in part, Seagram shall not be required to:

     - issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before the day of the mailing of the notice of redemption and ending at the close of business on the day of the first publication of the relevant notice of redemption or, if debt securities of that series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

     - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

     - exchange any bearer security called for redemption, except to exchange that bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption (Section 305).

PAYMENT AND PAYING AGENTS

     Payment on registered securities (other than a global security) will be made at the office of the paying agent or paying agents Seagram may designate, except that at the option of Seagram payment of any interest may be made:

     - by check mailed or delivered to the address of the person entitled thereto as such address appears in the security register; or

     - by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

     Payment on bearer securities will be payable at the offices of a paying agent outside the United States as Seagram may designate. At the option of Seagram, payment of any interest may be made by check or by transfer to an account maintained by the payee outside the United States. Payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date (Section 307).

     No delivery of (except with respect to a temporary global security in bearer form) or payment on a bearer security will be made unless a written certificate, in the form required by the indenture, is addressed to Seagram stating that:

     - on that date the bearer security is not owned by or on behalf of a U.S. person or a resident of Canada; or

     - if a beneficial interest in the bearer security is owned by or on behalf of a U.S. person, that such U.S. person is a person described in Section 1.163-5(c) (2)(i)(D)(6) of the Treasury regulations or is a financial institution who has purchased the bearer security for resale during the restricted period and who certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a U.S. person or a resident of Canada or to a person within the United States or its possessions or Canada (Section 303).

     No payment with respect to any bearer security will be made at any office or agency of Seagram in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. However, payment on bearer securities denominated and payable in U.S. dollars will be made at the office of Seagram's paying agent in the United States if, and only if, payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     The principal office of the trustee in The City of New York will be designated as Seagram's sole paying agent for payments with respect to debt securities which are issuable solely as registered securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Seagram for the debt securities will be named in the prospectus supplement. Seagram may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in a paying agent's office.

     If debt securities of a series are issuable only as registered securities, Seagram will maintain a paying agent in each place of payment for that series. If the debt securities of a series may be issuable as bearer securities, Seagram will be required to maintain:

     - a paying agent in a place of payment for registered securities of that series in the United States (and for bearer securities of that series in the limited circumstances described above);

     - a paying agent in a place of payment located outside the United States where debt securities of that series and any coupons may be presented and surrendered for payment; and

     - a paying agent in a place of payment located outside the United States where, subject to applicable laws, registered securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon Seagram may be served (Section 1002).

     All monies paid by Seagram to a paying agent for payment on any debt security which remain unclaimed at the end of two years after that payment has become due and payable will be repaid to Seagram. The holder of that debt security or any coupon will thereafter look only to Seagram for payment (Section
1003).

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     Bearer securities, including any global securities issued in bearer form, may not be offered or sold during the restricted period or delivered in connection with their sale during the restricted period in the United States or its possessions or to

U.S. persons except to the extent permitted under Section 1.163-5(c)(2)(i)(D) of the U.S. Treasury regulations (the "D Rules"), and any distributor (as defined in Section 1.163-5(c)(2)(i)(D)(4) of the U.S. Treasury regulations) participating in the offering of debt securities must agree that they will not offer for sale or resale, or sell, bearer securities in the United States or its possessions or to U.S. persons, except to the extent permitted under the D Rules, nor deliver bearer securities within the United States.

     Bearer securities and any coupons will bear a legend substantially to the following effect:

     Any U.S. person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.

     Under Sections 165(j) and 1287(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), holders that are U.S. persons (as defined below), with certain exceptions, will not be entitled to deduct any loss on bearer securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of bearer securities.

     "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source and a trust

     - if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

     - the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     "United States" means the United States of America, including the States and the District of Columbia, and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

TAX REDEMPTION; SPECIAL TAX REDEMPTION

     If set forth in the prospectus supplement, the debt securities of a series will be subject to redemption at any time, as a whole but not in part, at a redemption price set forth in the prospectus supplement upon publication of a notice as described below, if Seagram determines that:

     - as a result of any change in or amendment to U.S. tax laws, rules or regulations or the application or interpretation thereof effective on or after a date specified in the prospectus supplement, Seagram has or will become obligated to pay on the next succeeding interest payment date additional amounts with respect to any debt security of that series as described below under "Payment of Additional Amounts"; or

     - on or after a date specified in the prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered in a court of competent jurisdiction in, the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified above, whether or not such action was taken or decision was rendered with respect to Seagram, or any change, amendment, application or interpretation is officially proposed, which, in the written opinion to Seagram of independent legal counsel of recognized standing, will result in a material probability that Seagram will become obligated to pay additional amounts with respect to any debt security of that series on the next succeeding interest payment date.

The redemption right will arise only if Seagram determines that the obligation to pay additional amounts cannot be avoided by the use of reasonable measures.
However:

     - no notice of redemption may be given earlier than 90 days prior to the earliest date on which Seagram would be obligated to pay the additional amounts were a payment in respect of the debt securities then due; and

     - at the time such notice of redemption is given, the obligation to pay those additional amounts must remain in effect.

     If Seagram determines that any payment made outside the United States by Seagram or any paying agent of principal or interest due in respect of any bearer security (an "Affected Security") or its coupon would be subject to any certification, information or other reporting requirement that would result in the disclosure to Seagram, any paying agent or any governmental authority of the nationality, residence or identity -- as distinguished from, for example, status as a United States Alien (as defined below) -- of a beneficial owner of the Affected Security or coupon who is a United States Alien, Seagram at its election will either:

     - redeem the Affected Securities of that series, as a whole, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest; or

     - if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts described therein.

Seagram will not redeem or pay additional amounts if the requirement:

     - would not apply to a payment made directly to the beneficial owner (or its agent);

     - can be satisfied by the agent certifying that the beneficial owner is a United States Alien, provided that any payment by the agent to the beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on an agent described below);

     - would not be applicable to a payment made by at least one other paying agent of Seagram; or

     - is applicable to a payment to an agent of the beneficial owner who is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income for the three-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a U.S. trade or business, or is otherwise related to the United States.

Seagram will make that determination and election as soon as practicable and give prompt notice, stating the effective date of the certification, information or reporting requirements, whether Seagram has elected to redeem the Affected Securities of that series, or to pay the additional amounts specified in the next paragraph, and (if applicable) the last date by which the redemption of the Affected Securities of that series must take place. If Seagram elects to redeem the Affected Securities of that series, the redemption shall take place not later than one year after the publication of the notice.

     If and so long as the certification, information or other reporting requirements would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, Seagram may elect to pay such additional amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by Seagram or any paying agent of principal (or premium, if any) or interest, if any, due in respect of any Affected Securities or any coupon to a holder who certifies that the beneficial owner is a United States Alien, after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge, will not be less than the amount provided for in such Affected Security or coupon to be then due and payable. If Seagram elects to pay those additional amounts and as long as payments in respect of Affected Securi-ties are subject to any certification, information or other reporting requirement described in the preceding paragraph, Seagram will have the right, at its sole option, at any time, to redeem the Affected Securities of such series as a whole, but not in part, at a redemption price equal to the principal amount thereof, together with accrued interest. If Seagram has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable only to interest and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, Seagram will redeem the Affected Securities of that series in the manner and on the terms described in the preceding paragraph unless Seagram elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Affected Securities of that series are to be redeemed, Seagram will have no obligation to pay additional amounts pursuant to this paragraph with respect to principal (or premium, if any) or interest, if any, accrued and unpaid after the date of the notice of that determination indicating redemption, but will be obligated to pay those additional amounts with respect to interest accrued and unpaid to the date of that determination. If Seagram elects to pay these additional amounts and the condition specified in the first sentence of this paragraph should no longer be satisfied, then Seagram will promptly redeem those Affected Securities in whole but not in part (Section 1108).

     "United States Alien" means any person who, for U.S. federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for U.S. income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

PAYMENT OF ADDITIONAL AMOUNTS

     If and to the extent specified in the prospectus supplement, Seagram will pay to the holder of any debt security or coupon who is a United States Alien additional amounts as may be necessary in order that every net payment on that debt security or coupon, after withholding by Seagram or any of its paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority of the United States) will not be less than the amount provided for in that debt security or coupon to be then due and payable. However, Seagram will not be required to make any payment of additional amounts for or on account of:

     - any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person holding a power over, the holder, if the holder is an estate or trust, partnership or corporation) and the United States, including, without limitation, the holder (or the fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen, resident or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, or (ii) the holder's present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

     - any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of the debt security or coupon for payment on a date more than 10 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     - any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

     - any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a debt security or coupon;

     - any tax, assessment or other governmental charge imposed on a holder of a debt security or coupon that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of Seagram entitled to vote within the meaning of Section 871(h)(3) of the Code or that is a controlled foreign corporation related to Seagram through stock ownership;

     - any tax, assessment or other governmental charge imposed as a result of the failure to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a debt security or coupon, if compliance is required by statute or by regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     - any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment on a debt security or coupon if the payment can be made without withholding by at least one other paying agent of Seagram;

     - any tax, assessment or other governmental charge imposed with respect to payments on any registered security by reason of the failure of the holder to fulfill the statement requirement of Sections 871(h) or 881(c) of the Code; or

     - any combination of these items.

Additional amounts will not be paid with respect to any payment on a debt security or coupon to a holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States to be included in the income for federal income tax purposes of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of the debt security or coupon (Section 1009).

NOTICES

     Notices to the holders of bearer securities will be published in English in a daily newspaper in The City of New York and in London. If the bearer securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange requires it, notice will also be published in a daily newspaper in Luxembourg (or, if not practical, elsewhere in Western Europe). We expect to publish notice in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to holders of registered securities will be mailed to holders' addresses listed in the security register (Section 106).

GOVERNING LAW

     The debt securities and the indenture are governed by New York law (Section
112).

CONSENT TO SERVICE

     The Guarantor has designated The Bank of New York as its authorized agent for service of process in any federal or New York State legal proceeding relating to the indenture, the debt securities or the Guarantees. The Guarantor is subject to the jurisdiction of those courts for the purposes of those proceedings (Section 117).

EUROPEAN MONETARY UNION

     The foreign currencies in which debt securities may be denominated or by which amounts due on the securities may be calculated could be issued by countries participating in Stage III of the European Economic and Monetary Union.

     Stage III began on January 1, 1999 for the eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Other member states of the European Union may still become participating member states after January 1, 1999.

     Stage III includes the introduction of the euro, which, along with the present national currency of each participating member state, is legal tender in the participating member states. It is currently anticipated that on and after January 1, 2002, the national currencies of participating member states will cease to exist and the sole legal tender in such states will be the euro. The European Union has adopted regulations providing specific rules for the introduction of the euro in substitution of the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

     Pursuant to European Council Regulation No. 2866/98 of December 31, 1998, one euro equals:

     - 13.7603 Austrian schillings

     - 40.3399 Belgian francs

     - 5.94573 Finnish marks

     - 6.55957 French francs

     - 1.95583 German marks

     - 0.787564 Irish pounds

     - 1,936.27 Italian lire

     - 40.3399 Luxembourg francs

     - 2,20371 Dutch guilders

     - 200.482 Portuguese escudos

     - 166.386 Spanish pesetas

                         DESCRIPTION OF PREFERRED STOCK

     The following brief summary of Seagram's preferred stock is not complete and is qualified in its entirety by reference to all the provisions of Seagram's Restated Articles of Incorporation and its By-laws. You should read the particular terms and provisions of the Class A Preferred Stock being offered, which will appear in the prospectus supplement.

GENERAL

     The authorized capital of Seagram currently consists of:

     - 250,000 shares of common stock, all of which were outstanding at June 30, 1999;

     - 129,151 1/2 shares of 6% Non-Cumulative Preferred Stock of the par value of $100 per share, of which 120,694 shares were outstanding at June 30, 1999; and

     - 1,000,000 shares of Class A Preferred Stock, none of which were outstanding at June 30, 1999.

     All of the outstanding shares of common stock and 6% Preferred Stock are owned by Seagram Enterprises, Inc., an indirect wholly owned subsidiary of the Guarantor.

CLASS A PREFERRED STOCK

     Seagram may issue Class A Preferred Stock in one or more series. The Board of Directors of Seagram has authority to determine, without further shareholder approval, the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Class A Preferred Stock.

     We will describe in the prospectus supplement the particular terms of any series of

Class A Preferred Stock being offered, including:

     - the designation, powers, preferences and rights of the shares of the series;

     - the number of shares to be included in the series; and

     - the qualifications, limitations or restrictions of the series, except as otherwise stated in the certificate of incorporation.

GUARANTEES

     The Guarantor will fully and unconditionally guarantee the payment of:

     - accumulated and unpaid dividends on outstanding shares of Class A Preferred Stock;

     - any amounts due on liquidation or redemption of outstanding shares of Class A Preferred Stock; and

     - upon a voluntary or involuntary dissolution, liquidation or winding up of Seagram, the liquidation preference payable in respect of outstanding shares of Class A Preferred Stock.

6% PREFERRED STOCK

     The holders of 6% Preferred Stock are entitled to receive dividends out of the surplus earnings of Seagram, or out of its net profits or surplus paid in cash, when and as declared by the Board of Directors of Seagram, at a rate of 6% per annum from the date of issue, payable annually from the 31st day of July in each year. The holders of 6% Preferred Stock are entitled to no other or further dividends. Such dividends are noncumulative. Therefore, if any dividends upon outstanding shares of 6% Preferred Stock are not declared for any dividend period, holders of 6% Preferred Stock have no right to the future payment of a dividend for that dividend period. Seagram may declare or pay dividends on common stock and Class A Preferred Stock in subsequent dividend periods without paying the holders of 6% Preferred Stock any dividends for the previous dividend period in which dividends were not declared or paid. Subject to the terms of any Class A Preferred Stock then outstanding, Seagram may declare or pay dividends on common stock:

     - at the same time as the annual dividend is declared and paid on 6% Preferred Stock; or

     - if Seagram simultaneously declares and pays a dividend at the rate of 6% per annum from the 31st day of July next preceding the declaration on the 6% Preferred Stock then outstanding.

REDEMPTION

     The Board of Directors of Seagram may in its sole discretion redeem the 6% Preferred Stock, in whole or in part, on ten days' written notice to the holders thereof. The redemption price of each share of 6% Preferred Stock would be $105, plus any dividends declared by the Board of Directors of Seagram remaining unpaid on such date. From and after the date fixed for redemption, unless Seagram defaults in payment of the redemption price, all rights of the holders of redeemed 6% Preferred Stock shall cease except the right to receive the redemption price. Seagram may not reissue redeemed 6% Preferred Stock, or issue 6% Preferred Stock in lieu thereof or in exchange therefor. Seagram will retire any 6% Preferred Stock that it may redeem.

RIGHTS UPON LIQUIDATION

     If Seagram liquidates, dissolves or winds up its affairs, whether voluntarily or involuntarily, the holders of 6% Preferred Stock shall be entitled to receive out of the assets of Seagram, whether from capital or surplus or both, the full par value of such 6% Preferred Stock, plus all dividends declared by the Board of Directors of Seagram and remaining unpaid on the date of such liquidation, dissolution or winding up of Seagram. Subject to the terms of any Class A Preferred Stock then outstanding, the holders of common stock shall be entitled, to the exclusion of holders of 6% Preferred Stock, to share ratably in the assets of Seagram remaining after such payment. Subject to the terms of any Class A Preferred Stock then outstanding, if, upon such liquidation, dissolution or winding up of Seagram, the assets of Seagram are insufficient to permit payment in full to holders of 6% Preferred Stock, then the entire assets of Seagram shall be distributed ratably among the holders of 6% Preferred Stock then outstanding.

VOTING RIGHTS

     Subject to exclusive rights of any series of Class A Preferred Stock, the holders of 6% Preferred Stock are entitled to one vote per share at all meetings of shareholders of Seagram. This voting right is identical to that of holders of common stock.

                            DESCRIPTION OF WARRANTS

     The following brief summary of the terms of Warrants sets forth certain general terms and provisions. You should read the particular terms and provisions of the Warrants being offered, which will appear in the prospectus supplement.

     Seagram may issue Warrants to purchase debt securities ("Debt Warrants") or Warrants to purchase Class A Preferred Stock ("Preferred Stock Warrants"). Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between Seagram and a warrant agent. The warrant agent will act solely as an agent of Seagram in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

     The Guarantor will fully and unconditionally guarantee all obligations of Seagram with respect to the Warrants.

DEBT WARRANTS

     The prospectus supplement will describe the terms of the Debt Warrants being offered, including:

     - the title, offering price and aggregate number of the Debt Warrants;

     - the designation and terms of the debt securities purchasable upon exercise of the Debt Warrants;

     - the designation and terms of the securities with which the Debt Warrants are issued and the number of the Debt Warrants issued with each security;

     - the date after which the Debt Warrants and any securities issued with them will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of a Debt Warrant and the exercise price;

     - the dates on which the Debt Warrants become exercisable or expire;

     - the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

     - whether the Debt Warrants and the debt securities issued upon exercise of the Debt Warrants will be in registered or bearer form;

     - information with respect to book-entry procedures;

     - if other than U.S. dollars, the currency, currencies or currency unit or units in which the offering price, if any, and the exercise price are payable;

     - U.S. federal and Canadian income tax considerations;

     - the redemption or call provisions; and

     - any additional terms of the Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Debt Warrants.

PREFERRED STOCK WARRANTS

     The prospectus supplement will describe the particular terms of the Preferred Stock Warrants being offered, including:

     - the title, offering price and aggregate number of the Preferred Stock Warrants;

     - the designation and terms of the Class A Preferred Stock purchasable upon exercise of the Preferred Stock Warrants;

     - the designation and terms of the securities with which the Preferred Stock Warrants are issued and the number of the Preferred Stock Warrants issued with each security;

     - the date after which the Preferred Stock Warrants and any securities issued with them will be separately transferable;

     - the number of shares of Class A Preferred Stock purchasable upon exercise of a Preferred Stock Warrant and the exercise price;

     - the dates on which the Preferred Stock Warrants become exercisable and expire;

     - the minimum or maximum amount of Preferred Stock Warrants that may be exercised at any one time;

     - if other than U.S. dollars, the currency, currencies or currency unit or units in which the offering price, if any, and the exercise price are payable;

     - U.S. federal and Canadian income tax considerations;

     - any antidilution provisions;

     - any redemption or call provisions; and

     - any additional terms of the Preferred Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Preferred Stock Warrants.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Seagram may issue securities in the form of permanent global securities and deposit them with a depositary in a book-entry system. The following is a summary of depositary arrangements for which The Depositary Trust Company acts as depository. Global securities deposited with, or on behalf of, DTC will be registered in the name of DTC or its nominee. DTC will be the only registered holder of these securities.

     Purchasers of securities may only hold interests in global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     - DTC is unwilling or unable to continue as depositary for the global security and Seagram does not appoint a qualified replacement for DTC within 90 days; or

     - Seagram in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

     In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     Seagram will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     DTC may discontinue providing its services as securities depositary at any time by giving reasonable notice. Under such circumstances, in the event that a successor securities depositary is not obtained, securities certificates are required to be printed and delivered. Additionally, Seagram may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the securities. In that event, certificates for the securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Seagram believes to be reliable, but Seagram does not take responsibility for its accuracy.

     Settlement procedures for Class A Preferred Stock and Warrants or any other settlement procedures will be discussed in a prospectus supplement.

                              PLAN OF DISTRIBUTION

     Seagram may offer for sale all or part of the securities in one or more of the following ways:

     - to or through underwriters;

     - by itself directly;

     - through agents; or

     - through dealers.

     We will set forth the names of any underwriters or selling agents in the prospectus supplement.

     If Seagram offers securities through underwriters, Seagram will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If Seagram offers securities through underwriters, the prospectus supplement will state whether the underwriters intend to make a market in the securities.

     If Seagram offers securities through a dealer, Seagram will sell the securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

     Seagram may also use this prospectus to offer and sell securities through agents designated by Seagram from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

     Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from Seagram or from purchasers of securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Under agreements that Seagram may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by Seagram against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

     Seagram may offer to sell securities either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for us or certain of our subsidiaries in the ordinary course of business.

     Seagram may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the prospectus supplement, none of our directors, officers, or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

DELAYED DELIVERY CONTRACTS

     Seagram may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Seagram may enter into delayed delivery contracts with commercial and savings banks, insurance companies and educational and charitable institutions. The obligations of any purchaser under a delayed delivery contract will not be subject to any conditions except that any related sale of securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

                                 LEGAL MATTERS

     Simpson Thacher & Bartlett, our U.S. counsel, and Goodman Phillips & Vineberg S.E.N.C., our Canadian counsel, will provide opinions for us regarding certain legal matters relating to the validity of the securities. Barnes & Thornburg, Indiana counsel of Seagram, will opine on certain legal matters relating to the validity of the securities on behalf of Seagram. Sullivan & Cromwell, U.S. counsel for any underwriters or selling agents, will pass upon the validity of the securities for such underwriters or selling agents.

                                    EXPERTS

     The consolidated financial statements of the Guarantor as of June 30, 1998 and 1997 and for the years ended June 30, 1998 and 1997, the five-month period ended June 30, 1996 and the year ended January 31, 1996, incorporated in this prospectus by reference to the Guarantor's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of PolyGram as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 incorporated in this prospectus by reference to the Guarantor's Form 8-K, dated August 25, 1998, as amended, have been audited by KPMG Accountants N.V., as stated in their report, and have been so incorporated in reliance upon the report of that firm given on the authority of that firm as experts in accounting and auditing.

                         JURISDICTION OF THE GUARANTOR

     The Guarantor is a Canadian corporation and certain of its directors and officers and the experts referred to above are citizens or residents of countries other than the United States. A substantial portion of the assets of the Guarantor and of those persons are located outside the United States. Accordingly, it may be difficult for investors:

     - to obtain jurisdiction over the Guarantor and those directors and officers and experts in courts in the United States in actions predicated on the civil liability provisions of the U.S. federal securities laws;

     - to enforce against the Guarantor or those persons judgments obtained in such actions;

     - to obtain judgments against the Guarantor or those persons in original actions in Canadian or other foreign courts predicated solely upon the U.S. federal securities laws; or

     - to enforce against the Guarantor or those persons in Canadian or other foreign courts judgments of courts in the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The amount of expenses in connection with the issuance and distribution of the securities which are being newly registered hereby, other than underwriting discounts and commissions, is estimated as follows:

Securities and Exchange Commission filing fee...............  $  356,664
Costs of printing and engraving.............................     300,000
Legal fees and expenses.....................................     350,000
Blue Sky fees and expenses..................................      10,000
Accounting fees and expenses................................      40,000
Trustee's fee...............................................      25,000
Rating agencies' fees.......................................     200,000
Miscellaneous...............................................      18,336
                                                              ----------
     Total..................................................  $1,300,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 124, Subsections (1) through (4), of the Canada Business Corporations Act (the "Act") provides as follows:

          "124. (1) Indemnification.--Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

        (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          (2) Indemnification in derivative actions.--A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in paragraphs (1)(a) and (b).

          (3) Indemnity as of right.--Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

        (a) was substantially successful on the merits in his defense of the action or proceeding, and

        (b) fulfills the conditions set out in paragraphs (1)(a) and (b).

          (4) Directors' and officers' insurance.--A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

        (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

        (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

     Sections 7.02 and 7.03 of the General By-Laws of The Seagram Company Ltd. provide as follows:

          "Section 7.02--Indemnity. Without in any manner derogating from or limiting the mandatory provisions of the Act but subject to the conditions contained therein, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

        (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

          Section 7.03--Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of the persons mentioned in Section 7.02, as the board may from time to time determine."

     Chapter 37 of the Business Corporation Law of Indiana, the state of incorporation of Joseph E. Seagram & Sons, Inc., provides that, effective August 1, 1987, (i) unless limited by its articles of incorporation, a corporation shall indemnify a director or officer (and may indemnify an employee or agent of the corporation) who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because such person is or was a director, officer, employee or agent of the corporation, as the case may be, against reasonable expenses incurred by such person in connection with the proceeding and (ii) a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (1) the individual's conduct was in good faith; and (2) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful; or (B) had no reasonable cause to believe the individual's conduct was unlawful. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation, by-laws, resolution, or other authorization adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

     Sections 43 through 50 of the By-Laws of Joseph E. Seagram & Sons, Inc. provide as follows:

          "43. The corporation (1) shall indemnify any person who is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation, and (2) may indemnify any person who is or was an agent of the corporation or is or was serving at the request of the corporation as an agent of or participant in another corporation or as director, officer, employee or agent of or participant in a partnership, joint venture, trust or other enterprise, and who by reason of such fact is or was a witness or a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against any and all judgments, liabilities, assessments, fines, amounts paid in settlement, costs, charges and expenses (including attorneys' fees) of every kind and nature which such person may actually and reasonably incur in connection with such action, suit or proceeding (or any appeal therein). Notwithstanding the foregoing, (a) in the event of an action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking to be indemnified shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought or to which it was appealed shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for any such expenses which the court shall deem proper, and (b) no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking to be indemnified shall have (i) been adjudged by a court or administrative agency to have acted illegally or improperly or (ii) made or agreed to make any payment in settlement unless it is determined in accordance with Section 44 of these by-laws, that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The final disposition of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, nor, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          44. Any determination contemplated by clause (b) of Section 43 of these by-laws shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          45. The indemnification provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

          46. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these by-laws, Section 25-202 of the General Corporation Act of the State of Indiana or otherwise.

          47. For purposes of Sections 43 through 46 of these by-laws, (1) Any person who, while a director, officer or employee of the corporation or while serving at the request of the corporation as a director, officer or employee of a 'subsidiary' as hereinafter defined, acts or acted as a fiduciary with respect to an employee benefit plan sponsored by the corporation or by one or more subsidiaries, or with respect to a multi-employer employee benefit plan contributed to by the corporation or by one or more subsidiaries, shall be conclusively deemed to occupy such fiduciary position by reason of the fact that such person is or was such director, officer or employee. As used herein the term 'subsidiary' means a corporation of which a majority of the shares of capital stock have the power ordinarily and generally in the absence of contingencies to elect a majority of the directors thereof is held by the corporation and/or one or more subsidiaries.

          (2) Any person who is or was a director, officer or employee of a 'wholly-owned subsidiary' as hereinafter defined shall be conclusively deemed to occupy such position at the request of the corporation. As used herein the term 'wholly-owned subsidiary' means any corporation of which all shares of capital stock having the power ordinarily and generally in the absence of contingencies to vote for the election of directors, exclusive of director's qualifying shares, are held by the corporation and/or one or more wholly-owned subsidiaries.

          48. For the purposes of Sections 43 through 48 of these by-laws, references to 'the corporation' include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of or participant in such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of such Sections with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          49. The corporation may pay expenses incurred in appearing as a witness in or defending any action, suit or proceeding (whether civil, criminal, administrative or investigative) before the final disposition thereof upon receipt of an undertaking, by or on behalf of the person for whose benefit such payment is to be made, to repay to the corporation any excess of such payment over the indemnification from the corporation to which such person ultimately shall be determined to be entitled under these by-laws.

          50. The invalidity or unenforceability of any provision of Sections 43 through 48 of these by-laws shall not affect the validity or enforceability of the remaining provisions of such Sections."

     The directors and officers of the Registrants are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrants.

ITEM 16.  LIST OF EXHIBITS.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------                          ----------------------
 1        --  Underwriting Agreement General Terms and Provisions and
              forms of a Pricing Agreement and a Delayed Delivery Contract
              (incorporated by reference to Current Report on Form 8-K of
              The Seagram Company Ltd. dated November 13, 1998).
 3(a)     --  Restated Articles of Incorporation of Joseph E. Seagram &
              Sons, Inc. (incorporated by reference to Exhibit 4(a) to
              Registration Statement on Form S-3 (No. 333-4136) of The
              Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc.).
  (b)     --  By-Laws of Joseph E. Seagram & Sons, Inc., as amended
              (incorporated by reference to Exhibit 4(b) to Registration
              Statement on Form S-3 (No. 333-4136) of The Seagram Company
              Ltd. and Joseph E. Seagram & Sons, Inc.).
 4(a)     --  Indenture dated as of September 15, 1991 among Joseph E.
              Seagram & Sons, Inc., The Seagram Company Ltd. and The Bank
              of New York, as Trustee (incorporated by reference to
              Exhibit 4(g) of the Current Report on Form 8-K of The
              Seagram Company Ltd. dated November 8, 1991, as amended).
  (b)     --  Form of Medium-Term Note (Floating Rate) (incorporated by reference to Exhibit 4(b) to Registration Statement on Form
              S-3 (No. 33-42877) of The Seagram Company Ltd. and Joseph E.
              Seagram & Sons, Inc.).
  (c)     --  Form of Medium-Term Note (Fixed Rate) (incorporated by reference to Exhibit 4(c) to Registration Statement on Form
              S-3 (No. 33-42877) of The Seagram Company Ltd. and Joseph E.
              Seagram & Sons, Inc.).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------                          ----------------------
 5(a)*    --  Opinion and Consent of Simpson Thacher & Bartlett.
  (b)*    --  Opinion and Consent of Goodman Phillips & Vineberg S.E.N.C.
  (c)*    --  Opinion and Consent of Barnes & Thornburg.
12(a)*    --  Computation of ratio of earnings to fixed charges -- The
              Seagram Company Ltd.
(b)*      --  Computation of ratio of earnings to fixed charges -- Joseph
              E. Seagram & Sons, Inc.
23(a)*    --  Consent of PricewaterhouseCoopers LLP, independent
              accountants, with respect to the financial statements of The
              Seagram Company Ltd.
(b)*      --  Consent of KPMG Accountants N.V., independent accountants, with respect to the financial statements of PolyGram N.V.
(c)*      --  Consents of Simpson Thacher & Bartlett, Goodman Phillips &
              Vineberg S.E.N.C. and Barnes & Thornburg are included in
              their opinions filed as Exhibits 5(a), 5(b) and 5(c),
              respectively.
24(a)*    --  Power of Attorney -- The Seagram Company Ltd.
(b)*      --  Power of Attorney -- Joseph E. Seagram & Sons, Inc.
25   *    --  Statement of Eligibility of Trustee.

-------------------------

* Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by section 10(a)(3) of the
                  Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Act, each filing of a Registrant's annual report pursuant to Section 13(a) or
            Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action , suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, JOSEPH E. SEAGRAM & SONS, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT AND THE POST-EFFECTIVE AMENDMENTS TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND THE STATE OF NEW YORK, ON SEPTEMBER 1, 1999.

                                          JOSEPH E. SEAGRAM & SONS, INC.
                                                       (Registrant)

                                          By       /s/ JOHN R. PRESTON
                                            ------------------------------------
                                                      John R. Preston
                                                Vice President and Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND THE POST-EFFECTIVE AMENDMENTS HAVE BEEN SIGNED ON SEPTEMBER 1, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES AT JOSEPH SEAGRAM & SONS, INC. INDICATED.

Principal Executive Officer:

                         *                             Director, President and Chief
---------------------------------------------------      Executive
               (Edgar Bronfman, Jr.)                     Officer

Principal Financial Officer and Agent
  for Service:

                         *                             Director, Vice Chairman and Chief
---------------------------------------------------      Financial Officer
              (Robert W. Matschullat)

Principal Accounting Officer:

              /s/ FRANK MERGENTHALER                   Vice President and Controller
---------------------------------------------------
               (Frank Mergenthaler)

Directors:

                         *                             Director
---------------------------------------------------
                (Edgar M. Bronfman)

                         *                             Director
---------------------------------------------------
               (Charles R. Bronfman)

                         *                             Director
---------------------------------------------------
               (Daniel R. Paladino)

* By signing his name hereto, John R. Preston signs this Registration Statement and the Post-Effective Amendments on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By       /s/ JOHN R. PRESTON
   -----------------------------------
   (John R. Preston, Attorney-in-fact)

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE SEAGRAM COMPANY LTD. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT AND THE POST-EFFECTIVE AMENDMENTS TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MONTREAL, PROVINCE OF QUEBEC, CANADA, ON SEPTEMBER 1, 1999.

                                          THE SEAGRAM COMPANY LTD.
                                                       (Registrant)

                                          By       /s/ JOHN R. PRESTON
                                            ------------------------------------
                                                      John R. Preston
                                                Vice President and Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND THE POST-EFFECTIVE AMENDMENTS HAVE BEEN SIGNED ON SEPTEMBER 1, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES AT THE SEAGRAM COMPANY LTD. INDICATED.

Principal Executive Officer:

                         *                             Director, President and Chief
---------------------------------------------------      Executive
               (Edgar Bronfman, Jr.)                     Officer

Principal Financial Officer and Agent
  for Service:

                         *                             Director, Vice Chairman and Chief
---------------------------------------------------      Financial Officer
              (Robert W. Matschullat)

Principal Accounting Officer:

                         *                             Director, Vice Chairman and Chief
---------------------------------------------------      Financial Officer
              (Robert W. Matschullat)

Directors:

  EDGAR M. BRONFMAN*
  CHARLES R. BRONFMAN*
  SAMUEL BRONFMAN II*
  MATTHEW W. BARRETT*
  LAURENT BEAUDOIN*
  CORNELIS BOONSTRA*
  RICHARD H. BROWN*
  WILLIAM G. DAVIS*
  ANDRE DESMARAIS*
  BARRY DILLER *
  MICHELE J. HOOPER*
  DAVID L. JOHNSTON*
  E. LEO KOLBER*
  MARIE-JOSEE KRAVIS*
  SAMUEL MINZBERG*
  JOHN S. WEINBERG*
-------------------------

* By signing his name hereto, John R. Preston signs this Registration Statement and the Post-Effective Amendments on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By       /s/ JOHN R. PRESTON
   -----------------------------------
   (John R. Preston, Attorney-in-fact)

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------                          ----------------------
 1        --  Underwriting Agreement General Terms and Provisions and
              forms of a Pricing Agreement and a Delayed Delivery Contract
              (incorporated by reference to Current Report on Form 8-K of
              The Seagram Company Ltd. dated November 13, 1998).
 3(a)     --  Restated Articles of Incorporation of Joseph E. Seagram &
              Sons, Inc. (incorporated by reference to Exhibit 4(a) to
              Registration Statement on Form S-3 (No. 333-4136) of The
              Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc.).
  (b)     --  By-Laws of Joseph E. Seagram & Sons, Inc., as amended
              (incorporated by reference to Exhibit 4(b) to Registration
              Statement on Form S-3 (No. 333-4136) of The Seagram Company
              Ltd. and Joseph E. Seagram & Sons, Inc.).
 4(a)     --  Indenture dated as of September 15, 1991 among Joseph E.
              Seagram & Sons, Inc., The Seagram Company Ltd. and The Bank
              of New York, as Trustee (incorporated by reference to
              Exhibit 4(g) of the Current Report on Form 8-K of The
              Seagram Company Ltd. dated November 8, 1991, as amended).
  (b)     --  Form of Medium-Term Note (Floating Rate) (incorporated by reference to Exhibit 4(b) to Registration Statement on Form
              S-3 (No. 33-42877) of The Seagram Company Ltd. and Joseph E.
              Seagram & Sons, Inc.).
  (c)     --  Form of Medium-Term Note (Fixed Rate) (incorporated by reference to Exhibit 4(c) to Registration Statement on Form
              S-3 (No. 33-42877) of The Seagram Company Ltd. and Joseph E.
              Seagram & Sons, Inc.).
 5(a)*    --  Opinion and Consent of Simpson Thacher & Bartlett.
  (b)*    --  Opinion and Consent of Goodman Phillips & Vineberg S.E.N.C.
  (c)*    --  Opinion and Consent of Barnes & Thornburg.
12(a)*    --  Computation of ratio of earnings to fixed charges -- The
              Seagram Company Ltd.
  (b)*    --  Computation of ratio of earnings to fixed charges -- Joseph
              E. Seagram & Sons, Inc.
23(a)*    --  Consent of PricewaterhouseCoopers LLP, independent
              accountants, with respect to the financial statements of The
              Seagram Company Ltd.
  (b)*    --  Consent of KPMG Accountants N.V., independent accountants, with respect to the financial statements of PolyGram N.V.
  (c)*    --  Consents of Simpson Thacher & Bartlett, Goodman Phillips &
              Vineberg S.E.N.C. and Barnes & Thornburg are included in
              their opinions filed as Exhibits 5(a), 5(b) and 5(c),
              respectively.
24(a)*    --  Power of Attorney -- The Seagram Company Ltd.
  (b)*    --  Power of Attorney -- Joseph E. Seagram & Sons, Inc.
25   *    --  Statement of Eligibility of Trustee.

-------------------------

* Filed herewith.